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                                                                    Exhibit 99.4


PERSONAL AND CONFIDENTIAL



[Date]


Board of Directors
FreeMarkets, Inc.
One Oliver Plaza
210 Sixth Avenue
Pittsburgh, PA 15222


Re:   Registration Statement on Form S-4 of FreeMarkets, Inc.


Gentlemen:

Reference is made to our opinion letter dated February 7, 2001 with respect to the fairness from a financial point of view to FreeMarkets, Inc. ("FreeMarkets") of the aggregate number of shares of Common Stock, par value $.01 per share, of FreeMarkets, to be paid to the holders of the outstanding shares of Common Stock, no par value, of Adexa, Inc. ("Adexa"), the outstanding shares of Series A Convertible Preferred Stock, no par value, of Adexa, the outstanding shares of Series B Convertible Preferred Stock, no par value, of Adexa, and the outstanding shares of Series C Redeemable Convertible Preferred Stock, no par value, of Adexa, pursuant to the Agreement and Plan of Reorganization, dated as of February 7, 2001, among Adexa, Axe Acquisition Corporation, a wholly-owned subsidiary of FreeMarkets, and FreeMarkets.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of FreeMarkets in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.



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Board of Directors
FreeMarkets, Inc.
[Date]
Page  Two



In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary of this Joint Proxy Statement/Prospectus," "Background of the Merger," "FreeMarkets' Reasons for the Merger," "Opinion of Financial Advisor to the Board of Directors of FreeMarkets" and "Representations and Warranties" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,